UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 29, 2005
(date of earliest event reported)

ATS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-18602

Minnesota (State or other jurisdiction of incorporation)	41-1595629 (IRS Employer Identification No.)

3905 Annapolis Lane N.
Minneapolis, Minnesota 55447
(Address of principal executive offices, including zip code)

(763) 553-7736
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2005, ATS Medical, Inc. (the “Company”) entered into an Exclusive Development, Supply and Distribution Agreement (the “Agreement”) with Genesee BioMedical, Inc. (“GBI”). Under the terms of the Agreement, GBI will develop, supply, and manufacture cardiac surgical products to include annuloplasty repair rings, c-rings and accessories, and the Company will have exclusive worldwide rights to market and sell such products. The Agreement is effective on June 23, 2005 and will terminate on June 23, 2010, and will automatically renew for consecutive one-year terms unless either the Company or GBI gives written notice of termination to the other at least six months prior to the end of the initial term.

A copy of the Agreement will be filed as an exhibit to the Company’s Form 10-Q for the quarterly period ended June 30, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS MEDICAL, INC.
By:	/s/ John R. Judd
John R. Judd
Chief Financial Officer

Date: June 29, 2005